UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 10, 2017

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 7.01     REGULATION FD DISCLOSURE
Ashford Hospitality Trust, Inc. (“Ashford Trust” or the “Company”) announced today details for the redevelopment and acquisition of the meeting space at its Renaissance Nashville hotel (the “Renaissance” or “Hotel”). The Metropolitan Government of Nashville and Davidson County recently sold the Nashville Convention Center (“NCC” or the “Convention Center”) which is adjacent to the Renaissance to allow for its redevelopment into a $400 million mixed-use development featuring a 26-story, 385,000 square foot Class A office tower, 235,000 square feet of high-end retail, dining and entertainment (including the National Museum for African American Music), a 34-story residential building containing over 350 rental units and more than 2,000 parking spaces. Certain of the Hotel’s facilities, including the grand ballroom, kitchen, laundry and other ancillary facilities, are located in the Convention Center and are currently leased pursuant to a 99-year lease. Additional meeting space consisting of a junior ballroom and numerous breakout rooms are also located within the Convention Center and are leased pursuant to a 30-year lease.

In connection with the redevelopment of the Convention Center, the Company has entered into an agreement with the developers of the project to acquire a permanent fee interest in the reconfigured conference facility which will contain all spaces currently used by the Hotel in the existing NCC under the current 99-year lease as well as the additional meeting space that is under the current 30-year lease. The Hotel currently has approximately 13,000 square feet of meeting space that is owned fee simple and approximately 48,000 square feet of meeting space that is subject to ground leases. This redevelopment will eventually bring the total meeting space available in the Hotel to approximately 75,000 square feet, all of which will be owned fee simple by the Company. Ashford Trust plans to spend approximately $20 million to renovate the new meeting space.
The Company also announced that it has successfully refinanced a mortgage loan with an existing outstanding balance totaling approximately $103 million. The previous mortgage loan that was refinanced was secured by the Westin Princeton and Renaissance Nashville hotels with a final maturity date in January 2018. The new loan totals $181 million consisting of an initial advance of $164 million with future advances totaling $17 million as reimbursement for capital expenditures. The new mortgage loan is interest only with a five-year term and provides for a floating interest rate of LIBOR + 3.00%. The new loan continues to be non-recourse and is secured by the Westin Princeton and Renaissance Nashville hotels. After closing costs, reserves, and the full funding of the loan, the Company expects to realize excess proceeds of approximately $70 million on the refinancing.
A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits
Exhibit Number         Description

99.1	Press Release of the Company, dated May 10, 2017, furnished under Item 7.01.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2017

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel